UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2006

Vision Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Alabama	000-50719	63-1230752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Stanford Road, Panama City, FL	32405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (251) 967-4212

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 26, 2006, the Registrant and Vision Bank, an Alabama banking corporation and a wholly-owned subsidiary of the Registrant (the “Alabama Bank”), amended the Salary and Continuation Agreements, all dated July 14, 2004, it has with each of J. Daniel Sizemore, Robert S. McKean, William E. Blackmon, and Andrew Braswell, Sr. (the “Alabama Amendments”) Also on June 26, 2006, the Registrant and Vision Bank, a Florida banking corporation and a wholly-owned subsidiary of the Registrant (the “Florida Bank”), amended the Salary and Continuation Agreements, all dated July 14, 2004, it has with each of J. Daniel Sizemore and Joey Ginn (the “Florida Amendments”).

The Alabama Amendments and the Florida Amendments were made for the purpose of bringing each respective Salary and Continuation Agreement into compliance with Section 409A of the Internal Revenue Code and are effective as of January 1, 2005. The Alabama Amendments and the Florida Amendments included the following changes:

•	deleting Section 1.6, “Constructive Termination of Employment”;

•	amending and restating the meanings for each of the defined terms, “Disability”, “Voluntary Termination”, and “Involuntary Termination of Employment”;

•	deleting Section 1.19 and replacing with the meaning of the defined term, “Termination of Employment”;

•	adding Section 1.21 which defines the term “Specified Employee”;

•	amending and restating Section 2.4.1, “Amount of Benefit”, regarding the annual disability benefit;

•	amending and restating Section 2.5, “Change of Control Benefit”;

•	adding Section 2.6, “Restriction on Timing of Distribution”, Section 2.7, “Distributions Upon Income Inclusion Under Section 409A of the Code” and Section 2.8, “Change in Form or Timing of Distributions”;

•	adding a sentence at the end of Section 5.3, “Non-Competition and Non-Solicitation”, that provides that Section 5.3 shall have no force and effect on and after the occurrence of a change of control if the respective executive remains employed on the effective date of the change of control;

•	deleting the text of Article 7, Amendments and Termination, and replacing with Section 7.1, “Amendments”, and Section 7.2, “Plan Termination”;

•	amending and restating Section 9.10, “Alternative Action”; and

•	adding Section 9.14, “Compliance with Section 409A”, and Section 9.15, “Rescission”.

Item 9.01.	Financial Statements and Exhibits.

10.1	Form of Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: June 27, 2006

VISION BANCSHARES, INC.

/s/ William E. Blackmon
	By:	William E. Blackmon
	Its:	Chief Financial Officer